UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

SCICLONE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer) Identification No.)

901 Mariner’s Island Blvd., Suite 205
San Mateo, California 94404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (650) 358-3456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)   Effective as of December 22, 2006, SciClone Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Designation, Preferences and Rights of the Terms of the Series D Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, pursuant to which the Company amended its Amended and Restated Certificate of Incorporation to create a series of 150,000 shares of the Company’s Preferred Stock designated as “Series D Preferred Stock,” $0.001 par value per share. The Certificate of Designation was filed pursuant to the authority vested in the Company’s Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation, and was filed in connection with the previously-disclosed Rights Agreement dated as of December 19, 2006, between the Company and Mellon Investor Services LLC.

The Certificate of Designation designates the powers, preferences and relative, participating, optional and other special rights of the shares of such Series D Preferred Stock, and the qualifications, limitations or restrictions thereof. The Series D Preferred Stock designated in the Certificate of Designation will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such other series). Each share of Series D Preferred Stock will have a preferential cumulative quarterly dividend in an amount equal to the greater of (a) $625.00 or (b) 1,000 times the dividend declared on each share of Common Stock. In the event of liquidation, the holders of Series D Preferred Stock will receive a preferred liquidation payment equal to the greater of (a) $25,000.00 per share, plus accrued dividends to the date of distribution whether or not earned or declared, or (b) an amount per share equal to 1,000 times the aggregate payment to be distributed per share of Common Stock. Each share of Series D Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or changed into other securities, cash and/or other property, each share of Series D Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock. The rights of the Series D Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares (in integral multiples of one one-thousandth) of Series D Preferred Stock will be issuable; however, the Company may elect to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one one-thousandth of a share, an adjustment in cash will be made based on the market price of the Series D Preferred Stock on the last trading date prior to the date of exercise.

A copy of the Certificate of Designation, as filed with the Secretary of State of the State of Delaware as of December 22, 2006, is attached hereto as Exhibit 3.1, and incorporated herein by reference. The foregoing description of the Certificate of Designation and the Series D Preferred Stock created thereunder is qualified in its entirety by reference to such Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit   Description
________________

3.1
Certificate of Designation, Preferences and Rights of the Terms of the Series D Preferred Stock, as filed by SciClone Pharmaceuticals, Inc. with the Secretary of State of the State of Delaware as of December 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCICLONE PHARMACEUTICALS, INC.
Dated:	December 28, 2006

/s/ Richard A. Waldron
Richard A. Waldron
Chief Financial Officer